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                                                                     Exhibit 4.6


     This Capital Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

     Unless this Capital Security is presented by an authorized representative of the Depositary to USBANCORP Capital Trust I or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Certificate No.:    Number of Capital Securities: __________________
P-__                Aggregate Liquidation Amount
                    of Capital Securities:  $_________________

                    CUSIP No. ____________________

                   Certificate Evidencing Capital Securities
                                       of

                           USBANCORP CAPITAL TRUST I

                      _______ Capital Securities, Series A
                 (Liquidation Amount $25 per Capital Security)

             USBANCORP Capital Trust I, a statutory business trust

         created under the laws of the State of Delaware (the "Trust"),



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hereby certifies that Cede & Co. (the "Holder") is the registered owner of capital securities in the aggregate liquidation amount of $30,000,000 of the Trust representing an undivided beneficial ownership interest in the assets of the Trust and designated the USBANCORP Capital Trust I _____% Capital Securities, Series A (liquidation amount $25 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to, the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of April ___, 1998, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by USBANCORP, Inc., a Pennsylvania corporation (the "Company"), and The Bank of New York, a New York banking corporation ("The Bank of New York"), as guarantee trustee, dated as of April ___, 1998 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder and by acceptance hereof agrees to the provisions of (i) the Guarantee and (ii) the Junior Subordinated Indenture entered into by the Company and The Bank of New York, as trustee, dated as of April 1, 1998.


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         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust
has executed this certificate.


                                             USBANCORP CAPITAL TRUST I

                                             By:
                                                --------------------------

                                                --------------------------
                                                  Administrative Trustee

         This is one of the Securities referred to in the within mentioned Trust Agreement.

Date of Authentication:

             , 1998
-------------


The Bank of New York, as Property Trustee


By:
   -----------------------------
   Name:
   Title:


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                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:

        (Insert assignee's social security or tax identification number)


                   (Insert address and zip code of assignee)


and irrevocably appoints


agent to transfer this Capital Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date:


Signature:


(Sign exactly as your name appears on the other side of this Capital Security Certificate)


The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.1



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